Exhibit 99.2

Fourth Quarter and Year - End 2016 Investor Presentation March 1, 2017

Safe Harbor Disclosure 2 □ We make forward - looking statements in this presentation that are subject to risks and uncertainties. These forward - looking statements include information about possible or assumed future results of our business, financial condition, liquidity, resu lts of operations, cash flow and plans and objectives. When we use the words “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or similar expressions, we intend to identify forward - looking statements. □ Statements regarding the following subjects, among others, may be forward - looking: market trends in our industry, interest rates, real estate values, the debt financing markets or the general economy or the demand for residential and small balance commercial real estate loans; our business and investment strategy; our projected operating results; actions and initiatives of the U.S. government and changes to U.S. government policies and the execution and impact of these actions, initiatives and policies; the state of the U.S. economy generally or in specific geographic regions; economic trends and economic recoveries; our ability to obtain and maintain financing arrangements; changes in the value of our mortgage portfolio; changes to our portfolio of properties; impact of and changes in governmental regulations, tax law and rates, accounting guidance and simila r matters; our ability to satisfy the REIT qualification requirements for U.S. federal income tax purposes; availability of qua lif ied personnel; estimates relating to our ability to make distributions to our stockholders in the future; general volatility of t he capital markets and the market price of our shares of common stock; and degree and nature of our competition. □ The forward - looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. Forward - looking statements are not predictions of future events. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known t o us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward - looking statements. Furthermore, forward - looking statements are subject to risks and uncertainties, including, among other things, those described under Item 1A of our Annual Report on Form 10 - K for the year ended December 31, 2015, which can be accessed through the link to our SEC filings on our website ( www.great - ajax.com ) or at the SEC's website ( www.sec.gov ). Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected may be described from time to time in reports we file with the SEC, including reports on Forms 10 - Q, 10 - K and 8 - K. Any forward - looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for us to predict those events or how they may affect us. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward - looking statements, whether as a result of new information, future events or otherwise. Unless stated otherwise, financial information included in this presentation is as of December 31 , 2016.

Business Overview 3 □ Leverage long - standing relationships to acquire loans through privately negotiated transactions from a diverse group of customers – Over 90% of acquisitions by Great Ajax Corp. have been privately negotiated – Acquisitions made in 181 transactions since inception. 12 transactions in Q4 2016. □ Use our manager’s proprietary analytics to price each pool on an asset - by - asset basis □ Adjust individual loan bid price to accumulate clusters of loans in attractive demographic metropolitan areas – Typical acquisitions contain 25 – 100 loans with total market value between $5 – $20 million □ Our affiliated servicer services the loans asset - by - asset and borrower - by - borrower □ Objective is to maximize returns for each asset by utilizing full menu of loss mitigation and asset optimization techniques □ Use moderate non - mark - to - market leverage – Corporate leverage of 2.37x – On October 25, 2016, we called two of our securitizations from 2014 and re - securitized them as our eighth securitization, Ajax Mortgage Loan Trust 2016 - C. An aggregate of $102.6 million of senior securities were issued in a private offering with respect to $157.8 million Unpaid Principal Balance (UPB) of mortgage loans, of which $12.9 million were small balance commercial mortgage loans. Net proceeds from the sale of the senior securities provided leverage of approximately 3.9x the related equity . – Eight securitizations since inception totaling $983.6 million of loan UPB. Approximate leverage of 3.2x from the sale of senior bonds.

Highlights – Quarter Ended December 31, 2016 4 □ Purchased $ 129.2 million of re - performing (“RPL”) and non - performing (“NPL”) loans with an aggregate UPB of $149.3 million to end the year with $870.6 million of mortgage loans with an aggregate UPB of $1,070.2 million . □ Portfolio interest income of $19.7 million; net interest income of $12.1 million . □ Net income attributable to common stockholders of $6.0 million . □ Earnings per share of $0.33 per diluted share. □ Taxable income per share of $0.33 per diluted share. □ Book value per share of $15.06 at December 31, 2016 . □ Raised $ 101.2 million, net of deferred issuance cost, in secured borrowings. □ $35.7 million of cash and cash equivalents at December 31, 2016.

Portfolio Overview – as of December 31, 2016 5 $1,070.2 MM RPL - $993.8 MM NPL - $76.4 MM $1,323.2 MM RPL – $1,209.8 MM NPL – $83.8 MM REO & Rental – $29.5 MM 93% 7% Unpaid Principal Balance RPL NPL 91.4% 6.3% 2.2% Property Value 1 RPL NPL REO 1 REO and Rental Property value is presented at estimated property fair value less expected liquidation costs

Portfolio Growth 6 Re - performing Loans $64 $221 $617 $994 $73 $230 $710 $1,210 $49 $163 $469 $785 0 200 400 600 800 1,000 1,200 1,400 Initial Assets (07/08/14) 12/31/2014 12/31/2015 12/31/2016 Millions UPB Property Value Price

Portfolio Growth 7 $84 $111 $76 $84 $117 $84 $50 $68 $48 0 20 40 60 80 100 120 140 Initial Assets (07/08/14) 12/31/2014 12/31/2015 12/31/2016 Millions UPB Property Value Price Non - performing Loans

Portfolio Concentrated in Attractive Markets 8 □ Clusters of loans in attractive, densely populated markets □ Stable liquidity and home prices □ Over 80% of the portfolio in our target markets Target States Target Markets Los Angeles San Diego Dallas Portland Phoenix Washington DC Metro Area Chicago Atlanta Orlando Tampa Miami, Ft. Lauderdale, W. Palm Beach New York / New Jersey Metro Area Las Vegas REIT, Servicer & Manager Headquarters Property Management Business Management

Real Estate Owned

REO property held-for-sale	Count	Carrying Value at 12/31/2016[1]	Estimated Liquidation Proceeds	Excess of Estimated Liquidation Proceeds over Carrying Value at December 31, 2016 [2]
Unimpaired REO	89	$15,085	$19,489	$4,404
Impaired REO	60	8,797	8,797	-
Total REO held-for-sale	**149**	**$23,882**	**$28,286**	**$4,404**

- Generally Accepted Accounting Principles ("GAAP") require us to record REO held-for-sale at the lower of cost or market. We accelerate recognition of any potential losses but continue to defer potential gains until the property is sold. We recorded an impairment of $1.3 million on 60 of our 149 held-for-sale REO properties.
- Impairments were largely related to lower property value REO within their metropolitan statistical areas that had loan-to-value ratios in excess of 100% as loans.
- We believe that the earlier foreclosures out of any given loan pool typically are lower dollar value properties relative to the applicable metropolitan statistical area, with fewer or negative average dollars of equity.

[1] Carrying value includes cumulative balance sheet impairments of $1,620 on all active REO held -for-sale.
[2] The difference between the Carrying Value and estimated liquidation proceeds is based on estimated values that are updated every six months. Changes in expected liquidation timelines, market conditions or other factors may impact the ultimate amount realized. We can provide no assurance that the difference between Carrying Value and Estimated Liquidation Proceeds will be realized in that amount or at all.

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Portfolio Migration 10 □ 24 for 24: Loan that has made 24 full payments in the last 24 months □ 12 for 12: Loan that has made 12 full payments in the last 12 months □ 7 for 7 : Loan that has made 7 full payments in the last 7 months □ NPL: <1 full payment in the last three months □ $422.2 MM of purchased UPB is 12 for 12 or better based on the payment history of the loans post service transfer to Gregory Funding LLC. □ Current status excludes borrower payment history prior to the date the loan was serviced by Gregory Funding to the extent the prior history would result in the borrower having an acquisition status of better than 7 for 7. Including prior servicer history for these loans would result in a considerably higher number of loans that are 12 for 12 or better. Count Acquisition UPB Count Acquisition UPB Liquidated 0 -$ 409 79,362$ 24 for 24 313 57,595$ 810 168,392$ 12 for 12 9 1,382$ 1,102 253,907$ 7 for 7 2,418 540,106$ 1,238 271,680$ 4 for 4 to 6 for 6 988 213,332$ 467 103,828$ Less Than 4 for 4 1,182 251,449$ 684 141,411$ NPL 497 122,206$ 571 136,925$ REO 0 -$ 140 32,810$ Purchased REO 25 6,463$ 11 4,215$ Total 5,432 1,192,532$ 5,432 1,192,532$ All Pools (UPB in Millions) Acquisition Status Current Status

Building Net Asset Value

In evaluating our financial results, management regularly considers the following analysis, which is intended to arrive at a "net asset value" equivalent. Based on the leverage from the eight securitizations, securitization investors value our loan portfolio at between $18.40 and $18.81 per share.

As shown below, at December 31, 2016, if we were to lever our whole loan portfolio through a securitization, the face value of the equity tranche would be approximately $267.5MM under scenario 1 where the senior attachment point is 65% (similar to our most recent securitization) and $278.3 MM under scenario 2 where the senior attachment point is 64% (similar to a previous securitization). Given that our securitization investors currently value the equity tranche at between 30%-50%, using the average 40%, the value of our equity tranche would be $107.0MM under scenario 1, which is $70.3MM or $3.75 per share over the remaining basis of $36.7MM. Our current book value per share is $15.06. By contrast, our current NAV based on this securitization analysis would be the sum of $15.06 and $3.75, or $18.81 per share.

Entire Portfolio	12/31/2016
UPB	$1,070,193,382
Price	$832,581,949
Book Value / Share	$15.06

	Leverage (Bond Face/UPB)	Bond Face Value	Bond Price	Net Proceeds	Equity Basis	Implied value/Share	Implied NAV Per Share
Senior	65%	$695,625,698.15	100.0%	$695,625,698			
B1	5%	$53,509,669.09	97.3%	$52,071,597			
B2	5%	$53,509,669.09	90%	$48,158,702			
Equity-Trust Certificate		**$267,548,345**	**40%**	**$107,019,338**	**$36,725,952**	**$3.75**	**$18.81**

	Leverage (Bond Face/UPB)	Bond Face Value	Bond Price	Net Proceeds	Equity Basis	Implied value/Share	Implied NAV Per Share
Senior	64%	$684,923,764.33	99.8%	$683,646,724			
B1	5%	$53,509,669.09	97.3%	$52,071,597			
B2	5%	$53,509,669.09	90%	$48,158,702			
Equity-Trust Certificate		**$278,250,279**	**40%**	**$111,300,111.70**	**$48,704,927**	**$3.34**	**$18.40**

This illustration has not been prepared in accordance with GAAP and is not intended to constitute a non-GAAP financial measure, but rather an additional tool for investors to consider.

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Subsequent Events 12 * While these acquisitions are expected to close , there can be no assurance that these acquisitions will close or that the terms thereof may not change. □ January and February Acquisitions □ RPL □ UPB: $2.88MM □ Collateral Value: $5.52MM □ Price/UPB: 93.64% □ Price/Collateral Value: 48.81% □ 21 loans in 3 transactions □ Pending Acquisitions* □ RPL □ UPB: $ 3.00 MM □ Collateral Value: $ 4.40 MM □ Price/UPB: 85.0% □ Price/Collateral Value: 57.9% □ 18 loans in 3 transactions □ A dividend of $ 0.25 per share will be payable on March 31,2017, to stockholders of record as of March 15,2017

Consolidated Statements of Income 13 (Dollars in thousands except share and per share amounts) (Unaudited ) ( A udited ) December 31, 2016 December 31, 2015 INCOME: Loan interest income 70,688$ 47,700$ Interest expense (25,573) (11,499) Net interest income 45,115 36,201 Income from investment in Manager 218 198 Other income (loss) (646) 1,069 Total income 44,687 37,468 EXPENSE: Related party expense - loan servicing fees 6,262 3,993 Related party expense - management fee 3,949 3,353 Loan transaction expense 1,135 1,631 Professional fees 1,484 1,430 Real estate operating expenses 542 315 Other expense 1,841 952 Total expense 15,213 11,674 Loss on debt extinguishment 565 - Income before provision for income tax 28,909 25,794 Provision for income tax 35 2 Consolidated net income 28,874 25,792 1,038 1,038 27,836$ 24,754$ Basic earnings per common share 1.65$ 1.68$ Diluted earnings per common share 1.65$ 1.68$ Weighted average shares - basic 16,742,882 14,711,610 Weighted average shares - diluted 17,451,907 15,372,488 Less: consolidated net income attributable to the noncontrolling interest Consolidated net income attributable to common stockholders

Consolidated Balance Sheets 14 (1) Mortgage loans includes $598,643 and $398,696 of loans transferred to securitization trusts at December 31, 2016 and December 31 , 2015, respectively, that are variable interest entities (“VIEs”) that can only be used to settle obligations of the VIEs. Secured borrowings consist of notes issued by VIE s t hat can only be settled with the assets and cash flows of the VIEs. The creditors do not have recourse to the primary beneficiary (Great Ajax Corp ). (2) Property held - for - sale , net, includes valuation allowances of $1,620 and $99 at December 31, 2016, and December 31, 2015, respectively. (Dollars in thousands except share and per share amounts) (Unaudited) (Audited) ASSETS December 31, 2016 December 31, 2015 Cash and cash equivalents 35,723$ 30,795$ Cash held in trust 1,185 39 Mortgage loans, net (1) 870,587 554,877 Property held-for-sale 23,882 10,333 Rental property, net 1,289 58 Investment in securities 6,323 - Receivable from servicer 12,481 5,444 Investment in affiliate 4,253 2,625 Prepaid expenses and other assets 1,679 5,634 Total Assets 957,402$ 609,805$ LIABILITIES AND EQUITY Liabilities: Secured borrowings (1) 442,670$ 265,006$ Borrowings under repurchase agreement 227,440 104,533 Management fee payable 750 667 Accrued expenses and other liabilities 3,819 1,786 Total liabilities 674,679 371,992 Commitments and contingencies (See Note 7) Equity: - - Common stock $.01 par value; 125,000,000 shares authorized, 18,098,311 and 15,301,946 shares issued and outstanding 181 152 Additional paid-in capital 244,880 211,729 Retained earnings 27,231 15,921 Equity attributable to common stockholders 272,292 227,802 Noncontrolling interests 10,431 10,011 Total equity 282,723 237,813 Total Liabilities and Equity 957,402$ 609,805$ Preferred stock $.01 par value; 25,000,000 shares authorized, none issued or outstanding